Exhibit 23.1

We consent to the incorporation by reference in the following registration statements of SPX Corporation: Form S-8 (File No.’s 333-24043, 333-29843, 333-29851, 333-29857, 333-29855, 333-38443, 333-70245, 333-82645, 333-82647, 333-61766, 333-69250, 333-69252, 333-106897 and 333-109112), Form S-4 (File No. 333-68650) and Form S-3 (File No.’s 333-56364, 333-68648, 333-68652, 333-76978, 333-86538 and 333-109334) of our report dated September 4, 2003 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities on January 1, 2001, the adoption of SFAS No. 142, Goodwill and Other Intangible Assets on January 1, 2002, the adoption of SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections on July 1, 2002, the discontinued operations treatment of a subsidiary sold in June 2003, and the revisions of Notes 1 and 16) appearing in this Annual Report on Form 10-K/A-3 of SPX Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

December 29, 2003

Charlotte, North Carolina